Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2012	2011

ASSETS

Current assets
Cash and cash equivalents	$12,480	$26,433
Accounts receivable, net of allowances of $2,555 in 2012 and $2,070 in 2011	40,463	45,450
Inventories	34,214	29,622
Prepaid expenses and other current assets	5,875	1,593
Deferred income tax assets	5,902	5,132

Total current assets	98,934	108,230

Investment in HzO	3,943	4,879

Property and equipment, net of accumulated depreciation at $2,428 in 2012 and $1,857 in 2011	4,746	4,162

Deferred income tax assets	82	82

Goodwill	6,925	6,925

Intangible assets, net of accumulated amortization at $8,912 in 2012 and $3,989 in 2011	68,839	73,691

Note receivable	583	1,349

Other assets	3,279	3,010

Total assets	$187,331	$202,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$16,298	$16,013
Income taxes payable	916	4,294
Accrued liabilities	2,235	3,886
Accrued wages and wage related expenses	1,312	1,468
Deferred revenue	346	320
Current portion of note payable	-	2,372
Sales returns liability	5,524	5,387

Total current liabilities	26,631	33,740

Revolving line of credit	2,612	23,332

Noncurrent portion of note payable	41,000	42,628

Total liabilities	70,243	99,700

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
30,326 and 29,782 shares issued and outstanding, respectively	30	30
Additional paid-in capital	74,153	70,248
Accumulated other comprehensive income	(401)	(33)
Note receivable collateralized by stock	(566)	(566)
Retained earnings	43,872	32,949

Total stockholders' equity	117,088	102,628

Total liabilities and stockholders' equity	$187,331	$202,328

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Net sales	$61,636	$38,788	$117,115	$65,765
Cost of sales	33,231	21,027	61,777	34,357

Gross profit	28,405	17,761	55,338	31,408

Operating expenses:
Advertising and marketing	2,301	2,616	4,743	5,128
Selling, general and administrative	12,848	10,189	24,590	16,410
Amortization of definite-lived intangibles	2,469	710	4,891	760

Total operating expenses	17,618	13,515	34,224	22,298

Income from operations	10,787	4,246	21,114	9,110

Other income (expense):
Interest expense	(986)	(159)	(2,507)	(170)
Loss from equity method investment in HzO	(473)	-	(936)	-
Other income and (expense)	224	8	(22)	8

Total other expense	(1,235)	(151)	(3,465)	(162)

Income before provision for income taxes	9,552	4,095	17,649	8,948

Income tax provision	(3,740)	(1,497)	(6,726)	(3,091)

Net income	5,812	2,598	10,923	5,857

Net loss attributable to noncontrolling interest	-	145	-	196

Net income attributable to stockholders	$5,812	$2,743	$10,923	$6,053

Earnings per share attributable to stockholders:

Basic earnings per share	$0.19	$0.11	$0.36	$0.25

Diluted earnings per share	$0.18	$0.10	$0.35	$0.23

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(in thousands, except per share amounts)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three Months Ended		Six Months Ended
		June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Net income attributable to stockholders in accordance with GAAP		$5,812	$2,743	$10,923	$6,053

Adjustments:

a.	Stock based compensation expense	1,494	1,962	2,836	2,268
b.	Depreciation and amortization	2,862	878	5,679	1,055
c.	iFrogz acquisition expenses	-	1,816	-	1,825
d.	iFrogz inventory fair value write up	-	579	-	579
e.	Provision for income taxes	3,740	1,497	6,726	3,091
f.	Other (income) expense	1,235	151	3,465	162
g.	Noncontrolling interest	-	(145)	-	(196)

Adjusted EBITDA		$15,143	$9,481	$29,629	$14,837

Diluted Adjusted EBITDA per common share		$0.48	$0.35	$0.94	$0.55

Weighted average number of shares outstanding - diluted		31,738	27,279	31,577	26,749

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